EXHIBIT 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Tannya L. Irizarry, Chief Financial Office of GeneThera, Inc. (the Company), do hereby certify to the best of my knowledge and belief that:

1.
The Company’s annual report on Form 10-Q for the year ended December 31, 2008 (the Report), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  June 23, 2009

By:  /s/ Tannya L. Irizarry
Tannya L. Irizarry
Chief Financial Officer (Interim)